EXHIBIT 99.1

ONE LIBERTY PROPERTIES ANNOUNCES COMMON STOCK DIVIDEND

GREAT NECK, NY – June14, 2011 – One Liberty Properties, Inc. (NYSE:OLP) today announced that its Board of Directors has declared a quarterly dividend forthe Company’s common stock of $0.33 per share. The dividend is payable on July 6, 2011 to stockholders of record as of June 28, 2011.

Forward-Looking Statement:

Certain information contained in this press release, together with other statements andinformation publicly disseminated by One Liberty Properties, Inc. is forward looking within themeaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of theSecurities and Exchange Act of 1934, as amended. We intend such forward looking statementsto be covered by the safe harbor provision for forward looking statements contained in thePrivate Securities Litigation Reform Act of 1995 and includes this statement for the purpose ofcomplying with these safe harbor provisions. Information regarding certain important factorsthat could cause actual outcomes or other events to differ materially from any such forwardlooking statements appear in the Company's Annual Report on Form 10-K for the year ended December 31, 2010 and in particular “Item 1A. Risk Factors” included therein.You should not rely on forward looking statements since they involve known and unknown risks,uncertainties and other factors which are, in some cases, beyond our control and which couldmaterially affect actual results, performance or achievements.

About One Liberty Properties, Inc.

One Liberty is a self-administered and self-managed real estateinvestment trust incorporated under the laws of Maryland in December 1982. The primarybusiness of the Company is to acquire, own and manage a geographically diversified portfolio ofretail, industrial, office and other properties under long term leases. Substantially all of our leasesare “net leases,” under which the tenant is responsible for real estate taxes, insurance andordinary maintenance and repairs.

Contact:
Investor Relations
516-466-3100